Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Oct-97            31-Oct-97
Distribution Date:    17-Nov-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount   $9,333,105.20     $23.93065136
          Class B Certificate Amount     $439,779.83     $23.92968930

(ii)  Interest Distribution
          Class A Certificate Amount     $852,097.87      $2.18483094
          Class B Certificate Amount      $41,126.52      $2.23781260

(iii)  Servicing Fee                     $143,911.76      $0.35239296

(iv)  Class A Certificate Balance
         (after principal distributions)              $155,589,063.62
        Class A Pool Factor
         (after principal distributions)                    0.3989399
        Class B Certificate Balance
         (after principal distributions)                $7,332,160.83
        Class B Pool Factor
         (after principal distributions)                    0.3989640

(v)  Total Pool Balance
         (end of Collection Period)                   $162,921,224.34

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $512,489.03    $9,609,940.09
         Liquidation Proceeds            $250,076.71    $4,304,961.28
         Aggregate Net Losses            $262,412.32    $5,304,978.81

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $6,516,848.97

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $6,516,848.97